Exhibit 99.1

    Praxair Fourth-Quarter EPS 82 Cents; Full-Year 2006 EPS $3.00


    DANBURY, Conn.--(BUSINESS WIRE)--Jan. 24, 2007--Praxair, Inc. (NYSE: PX) reported record sales and earnings in the fourth quarter and full year of 2006. Fourth-quarter and full-year diluted earnings per share grew 26% and 24% on a comparable basis,* to 82 cents and $3.00, respectively.

    Sales in the fourth quarter were $2,123 million, and for the year were $8,324 million, the highest in the company's history. Praxair achieved strong growth from new business and the start-up of new supply systems in every geography and end market. Sales growth was 9% in the fourth quarter and 10% for the full year, excluding the effect of lower natural gas prices passed through in hydrogen prices.

    Operating profit grew 17% in the fourth quarter and 21% for the year. The fourth-quarter operating margin improved to 18.5% from 16.6%. The mix of higher-margin business and substantial cost savings from productivity programs drove this improvement.

    For the full year, cash flow from operations was $1,752 million. Capital expenditures were $1,100 million, and the company spent $220 million repurchasing stock, net of issuances. Praxair's debt-to-capital ratio improved to 39.9%. After-tax return-on-capital ratio* increased to 14.6% for the year.

    Commenting on the results, Chief Executive Officer Stephen F. Angel said, "We finished an outstanding year with a strong fourth quarter. We leveraged solid underlying sales growth in all our core geographies into record earnings due to our intensive focus on pricing, productivity improvements, capital discipline, and excellent project execution. We signed a significant number of new contracts around the world, and we are working on a record number of projects going into 2007."

    In North America, fourth-quarter and full-year sales reached $1,182 million and $4,696 million, respectively. Sales growth occurred in most major end markets and the company completed seven major projects in 2006. Additionally, the number of new projects underway and set to come on stream in the next several years increased significantly over the course of the year. Overall sales in North America grew 6% in the fourth quarter and 8% for the full year, excluding the effect of lower natural gas prices passed through in hydrogen prices. This sales comparison is against an unusually strong fourth quarter of 2005 when the company had significant sales to competitors in the aftermath of the U.S. Gulf Coast hurricanes. Operating profit grew 9% in the fourth quarter and 24% for the full year, compared to the prior-year periods.

    In Europe, sales in the fourth quarter of $306 million grew 19%, and increased 11% excluding currency effects. For the year, sales reached $1,163 million, representing 7% growth excluding currency effects. Underlying sales growth came primarily from increased business activity in Spain and Italy. Fourth-quarter operating profit of $73 million rose 22% from the prior-year period. A sharp focus on pricing and productivity improvements contributed to the strong operating leverage. Full-year operating profit increased to $266 million.

    In South America, fourth-quarter sales of $351 million grew 12% versus the prior year quarter, and 8% excluding currency effects. Full-year sales were $1,348 million, up 11% excluding currency. Sales growth continues to outpace underlying industrial production due to higher sales to the energy sector and new project start-ups, including the first plant in Brazil to supply liquefied natural gas for commercial and industrial customers. Operating profit rose 24% to $68 million in the quarter, and 28% to $252 million for the year.

    Sales in Asia grew 14% to $169 million in the quarter, and grew 17% to $636 million for the year. Sales to electronics markets continued to be strong and contributed to the double-digit sales growth in the region. Operating profit in the quarter grew 38% to $33 million from the prior-year period, and the operating margin reached 19.5%. For the full year, operating profit was $111 million, 22% above 2005.

    Praxair Surface Technologies' sales in the quarter were $115 million, and were $481 million for the year. Excluding the effects of a business divestiture and currency, fourth-quarter sales growth was 10%, and full-year growth was 9%. Strong coatings demand from aerospace customers and higher pricing generated the higher sales. Operating profit increased to $16 million from $9 million in the 2005 quarter, and the operating margin improved to 13.9% from 7.8%. For the full year, operating profit grew 55% to $68 million.

    For the first quarter of 2007, Praxair expects diluted earnings per share in the range of 77 cents to 80 cents, 13% to 18% above the first quarter of 2006.

    For the full year of 2007, Praxair expects year-over-year sales growth in the range of 8% to 10%. The company expects diluted earnings per share to be in the range of $3.30 to $3.45, representing 10% to 15% growth from 2006. Full-year capital expenditures are expected to be in the range of $1.1 billion to $1.2 billion, supporting an increasing number of new on-site projects under long-term contract with customers across all geographic regions. These projects will start up over the next three years and provide strong revenue and earnings growth through the end of the decade.

    Commenting on Praxair's business outlook, Angel said, "Global industry fundamentals remain strong. Demand for new energy supplies combined with tightening environmental standards globally creates significant new business opportunities for Praxair."

    Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

    *See the attachments for calculations of non-GAAP measures related to operating profit, net income, earnings per share, after-tax return-on-capital, and debt-to-capital ratios. All year-over-year comparisons use 2005 results before accounting change adjusted to include stock option expense, and exclude the $92 million income tax charge in the third quarter.

    Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and
Appendix: Non-GAAP Measures

    A teleconference on Praxair's fourth-quarter results is being held this morning, January 24, at 11:00 am Eastern Time. The number is
(617) 597-5376 -- Passcode: 92536028. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are available on www.praxair.com/investors.

    This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of tax and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of litigation and regulatory agency actions; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company's latest Annual Report on Form 10-K filed with the SEC which should be reviewed carefully. Please consider the company's forward-looking statements in light of those risks.


                    PRAXAIR, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
             (Millions of dollars, except per share data)
                             (UNAUDITED)

                                 Quarter Ended         Year Ended
                                 December 31,         December 31,
                              -------------------  -------------------
                                2006      2005      2006       2005
                              --------- --------- --------- ----------

SALES (a)                     $  2,123  $  2,020  $  8,324  $   7,656
Cost of sales                    1,264     1,221     4,968      4,641
Selling, general and
 administrative                    270       252     1,086        987
Depreciation and amortization      178       175       696        665
Research and development            23        22        87         80
Other income (expense) - net         5        (5)       32         10
                              --------- --------- --------- - --------
OPERATING PROFIT (b)               393       345     1,519      1,293
Interest expense - net              38        40       155        163
                              --------- --------- --------- - --------
INCOME BEFORE INCOME TAXES         355       305     1,364      1,130
Income taxes (c)                    81        80       355        376
                              --------- --------- --------- - --------
                                   274       225     1,009        754
Minority interests                  (9)       (9)      (31)       (37)
Income from equity investments       4         4        10         15
                              --------- --------- --------- - --------
INCOME BEFORE ACCOUNTING
 CHANGE                            269       220       988        732
Cumulative effect of an
 accounting change (d)               -        (6)        -         (6)
                              --------- --------- --------- - --------
NET INCOME (b)                $    269  $    214  $    988  $     726
                              ========= ========= ========= = ========

PER SHARE DATA (b)

Basic earnings per share:
Income before cumulative
 effect of accounting change  $   0.83  $   0.68  $   3.05  $    2.26
Cumulative effect of
 accounting change (d)               -     (0.02)        -      (0.02)
                              --------- --------- --------- - --------
Basic earnings per share      $   0.83  $   0.66  $   3.05  $    2.24
                              ========= ========= ========= = ========

Diluted earnings per share:
Income before cumulative
 effect of accounting change  $   0.82  $   0.67  $   3.00  $    2.22
Cumulative effect of
 accounting change (d)               -     (0.02)        -      (0.02)
                              --------- --------- --------- - --------
Diluted earnings per share    $   0.82  $   0.65  $   3.00  $    2.20
                              ========= ========= ========= = ========

Cash dividends                $   0.25  $   0.18  $   1.00  $    0.72

WEIGHTED AVERAGE SHARES
 OUTSTANDING
Basic shares outstanding
 (000's)                       323,077   323,207   323,495    323,765
Diluted shares outstanding
 (000's)                       329,508   329,113   329,293    329,685


(a) Sales for the 2006 quarter and year periods decreased $74 million and $87 million, respectively, from the decreased contractual pass-through of lower hydrogen feedstock costs, with minimal impact on operating profit compared to 2005. Sales for the quarter and year periods increased $49 million and $164 million, respectively, due to currency effects versus 2005.

(b) 2006 results included stock option expense while 2005 reported results did not. Stock option expense for the 2006 quarter and year periods was $10 million or $7 million after-tax, and $42 million or $28 million after-tax, respectively. Comparable 2005 results are shown in the Appendix.

(c) The 2005 year included a $92 million ($0.28 per diluted share) income tax charge for the repatriation of foreign earnings and other tax adjustments.

(d) In the fourth quarter of 2005, the company recorded a $6 million non-cash transition charge to earnings for the adoption of FASB
 Interpretation No. 47 related to conditional asset retirement obligations as a cumulative effect of an accounting change.


                    PRAXAIR, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Millions of dollars)
                             (UNAUDITED)

                                             December 31, December 31,
                                                2006         2005
                                             ------------ ------------
ASSETS
Cash and cash equivalents                     $       36   $      173
Accounts receivable - net                          1,456        1,386
Inventories                                          381          373
Prepaid and other current assets                     186          201
                                             ------------ ------------
TOTAL CURRENT ASSETS                               2,059        2,133

Property, plant and equipment - net                6,694        6,108
Goodwill                                           1,613        1,545
Other intangibles - net                               71           81
Other long-term assets                               665          624
                                             ------------ ------------
TOTAL ASSETS                                  $   11,102   $   10,491
                                             ============ ============

LIABILITIES AND EQUITY
Accounts payable                              $      682   $      639
Short-term debt                                      130          231
Current portion of long-term debt                     56          290
Other current liabilities                            890          841
                                             ------------ ------------
TOTAL CURRENT LIABILITIES                          1,758        2,001

Long-term debt                                     2,981        2,926
Other long-term liabilities                        1,587        1,460
                                             ------------ ------------
TOTAL LIABILITIES                                  6,326        6,387

Minority interests                                   222          202
Shareholders' equity                               4,554        3,902
                                             ------------ ------------
TOTAL LIABILITIES AND EQUITY                  $   11,102   $   10,491
                                             ============ ============


                    PRAXAIR, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Millions of dollars)
                             (UNAUDITED)

                                        Quarter Ended    Year Ended
                                        December 31,    December 31,
                                        ------------- ----------------
                                        2006   2005    2006     2005
                                        ------ ------ -------- -------
OPERATIONS
  Net income                            $ 269  $ 214  $   988  $  726
  Depreciation and amortization           178    175      696     665
  Accounting change                         -      6        -       6
  Accounts receivable                       8    (50)     (90)   (165)
  Inventory                                18      -      (15)    (41)
  Payables and accruals                    98     75      207     332
  Pension contributions                    (7)   (62)    (126)   (140)
  Other                                    (1)    18       92      92
                                        ------ ------ -------- -------
     Net cash provided by operating
      activities                          563    376    1,752   1,475
                                        ------ ------ -------- -------

INVESTING
  Capital expenditures                   (300)  (279)  (1,100)   (877)
  Acquisitions                             (7)   (36)     (14)    (44)
  Divestitures and asset sales             14      9      126      34
                                        ------ ------ -------- -------
     Net cash used for investing
      activities                         (293)  (306)    (988)   (887)
                                        ------ ------ -------- -------

FINANCING
  Debt increase (decrease) - net          (32)   189     (378)     (3)
  Issuances of common stock                64     50      267     242
  Purchases of common stock              (225)   (64)    (487)   (396)
  Cash dividends                          (81)   (59)    (323)   (233)
  Excess tax benefit on stock option
   exercises                               11      -       29       -
  Minority interest transactions and
   other                                    5    (30)     (13)    (48)
                                        ------ ------ -------- -------
     Net cash used for financing
      activities                         (258)    86     (905)   (438)

Effect of exchange rate changes on cash
 and
 cash equivalents                           2     (2)       4      (2)
                                        ------ ------ -------- -------

Change in cash and cash equivalents        14    154     (137)    148
Cash and cash equivalents, beginning-
 of-period                                 22     19      173      25
                                        ------ ------ -------- -------

Cash and cash equivalents, end-of-
 period                                 $  36  $ 173  $    36  $  173
                                        ====== ====== ======== =======


                    PRAXAIR, INC. AND SUBSIDIARIES
                         SEGMENT INFORMATION
                        (Millions of dollars)
                             (UNAUDITED)

                                     Quarter Ended      Year Ended
                                     December 31,      December 31,
                                   ----------------- -----------------
                                    2006     2005     2006     2005
                                   -------- -------- -------- --------
SALES (a)
   North America (b)               $ 1,182  $ 1,185  $ 4,696  $ 4,429
   Europe (c)                          306      258    1,163    1,088
   South America (d)                   351      313    1,348    1,123
   Asia (e)                            169      148      636      543
   Surface Technologies (f)            115      116      481      473
                                   -------- -------- -------- --------
      Total sales                  $ 2,123  $ 2,020  $ 8,324  $ 7,656
                                   ======== ======== ======== ========

SEGMENT OPERATING PROFIT
   North America (b)               $   203  $   193  $   822  $   685
   Europe (c)                           73       61      266      263
   South America (d)                    68       56      252      202
   Asia (e)                             33       25      111       95
   Surface Technologies (f)             16       10       68       48
                                   -------- -------- -------- --------
      Total operating profit       $   393  $   345  $ 1,519  $ 1,293
                                   ======== ======== ======== ========


(a) In 2006, Praxair changed its presentation of segment sales to reflect external sales only. Segment operating profit was not impacted. 2005 sales amounts have been reclassified to conform to current period presentation.

(b) North American 2006 sales for the quarter and year periods decreased $74 million and $87 million, respectively, from the contractual pass-through of lower hydrogen feedstock costs, with minimal impact on operating profit compared to 2005. Sales for the quarter and year periods increased $8 million and $53 million, respectively, due to currency effects versus 2005. 2006 operating profit included stock option expense of $6 million for the quarter and $24 million for the year.

(c) European 2006 sales for the quarter and year periods increased $19 million and decreased $5 million, respectively, due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million for the quarter and $5 million for the year.

(d) South American 2006 sales for the quarter and year periods increased $12 million and $103 million, respectively, due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million for the quarter and $6 million for the year.

(e) Asian 2006 sales for the quarter and year periods increased $7 million and $13 million, respectively, due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million for the quarter and $4 million for the year.

(f) Surface Technologies 2006 sales increased $4 million for the quarter and was flat for the year due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million for the quarter and $3 million for the year. 2006 operating profit for the year included a gain of approximately $7 million relating to the divestiture of the aviation services business in July 2006. Sales for the 2006 third and fourth quarters were reduced by $17 million each relating to the divestiture.


                    PRAXAIR, INC. AND SUBSIDIARIES
                     QUARTERLY FINANCIAL SUMMARY
             (Millions of dollars, except per share data)
                             (UNAUDITED)

                                               2006
                              ---------------------------------------
                                 Q4        Q3        Q2        Q1
FROM THE INCOME STATEMENT
Sales                         $  2,123  $  2,099  $  2,076  $  2,026
Cost of sales                    1,264     1,259     1,238     1,207
Selling, general and
 administrative                    270       272       271       273
Depreciation and amortization      178       173       174       171
Research and development            23        21        22        21
Other income (expenses) - net        5        18        11        (2)
                              ---------------------------------------
Operating profit                   393       392       382       352
Interest expense - net              38        38        41        38
Income taxes                        81       101        90        83
Minority interests                  (9)       (7)       (7)       (8)
Income from equity
 investments                         4         1         3         2
                              ---------------------------------------
Income before accounting
 change                            269       247       247       225
Accounting change (c)                -         -         -         -
                              ---------------------------------------
Net income                    $    269  $    247  $    247  $    225
                              =======================================

PER SHARE DATA
Diluted earnings per share:
Income before accounting
 change                       $   0.82  $   0.75  $   0.75  $   0.68
Accounting change (c)                -         -         -         -
                              ---------------------------------------
Net income                    $   0.82  $   0.75  $   0.75  $   0.68
                              =======================================
Cash dividends per share      $   0.25  $   0.25  $   0.25  $   0.25
Diluted weighted average
 shares outstanding (000's)    329,508   329,498   329,880   330,043

FROM THE BALANCE SHEET
Total debt                    $  3,167  $  3,174  $  3,454  $  3,408
Total capital (d)                7,943     7,877     7,926     7,740
Debt-to-capital ratio (d)         39.9%     40.3%     43.6%     44.0%

FROM THE STATEMENT OF CASH
 FLOWS
Cash flow from operations     $    563  $    554  $    392  $    243
Capital expenditures               300       274       270       256
Acquisitions                         7         1         3         3
Cash dividends                      81        81        80        81

OTHER INFORMATION
Number of employees             27,042    26,926    27,532    27,231
After-tax return on capital
 (ROC) (d)                        15.5%     14.3%     14.5%     13.7%

SEGMENT DATA
SALES (e)
North America                 $  1,182  $  1,187  $  1,158  $  1,169
Europe                             306       293       296       268
South America                      351       340       340       317
Asia                               169       165       155       147
Surface Technologies               115       114       127       125
                              ---------------------------------------
   Total                      $  2,123  $  2,099  $  2,076  $  2,026
                              =======================================
OPERATING PROFIT
North America                 $    203  $    204  $    215  $    200
Europe                              73        69        65        59
South America                       68        69        58        57
Asia                                33        27        28        23
Surface Technologies                16        23        16        13
                              ---------------------------------------
   Total                      $    393  $    392  $    382  $    352
                              =======================================


                                     2005 SFAS 123R Revised (a)
                               ---------------------------------------
                                  Q4      Q3 (b)      Q2        Q1
FROM THE INCOME STATEMENT
Sales                          $  2,020  $  1,890  $  1,919  $  1,827
Cost of sales                     1,221     1,145     1,167     1,109
Selling, general and
 administrative                     261       252       257       254
Depreciation and amortization       175       165       163       162
Research and development             23        19        20        20
Other income (expenses) - net        (5)       (2)       (1)       18
                               ---------------------------------------
Operating profit                    335       307       311       300
Interest expense - net               40        40        41        42
Income taxes                         76       160        60        66
Minority interests                   (9)       (8)      (13)       (7)
Income from equity investments        4         2         5         4
                               ---------------------------------------
Income before accounting
 change                             214       101       202       189
Accounting change (c)                (6)        -         -         -
                               ---------------------------------------
Net income                     $    208  $    101  $    202  $    189
                               =======================================

PER SHARE DATA
Diluted earnings per share:
Income before accounting
 change                        $   0.65  $   0.31  $   0.61  $   0.57
Accounting change (c)             (0.02)        -         -         -
                               ---------------------------------------
Net income                     $   0.63  $   0.31  $   0.61  $   0.57
                               =======================================
Cash dividends per share       $   0.18  $   0.18  $   0.18  $   0.18
Diluted weighted average
 shares outstanding (000's)     329,113   329,993   329,818   329,669

FROM THE BALANCE SHEET
Total debt                     $  3,447  $  3,272  $  3,327  $  3,449
Total capital (d)                 7,551     7,370     7,373     7,321
Debt-to-capital ratio (d)          45.6%     44.4%     45.1%     47.1%

FROM THE STATEMENT OF CASH
 FLOWS
Cash flow from operations      $    376  $    420  $    390  $    289
Capital expenditures                279       235       198       165
Acquisitions                         36         3         3         2
Cash dividends                       59        58        58        58

OTHER INFORMATION
Number of employees              27,306    27,222    27,134    27,082
After-tax return on capital
 (ROC) (d)                         13.6%     12.5%     13.4%     12.4%

SEGMENT DATA
SALES (e)
North America                  $  1,185  $  1,087  $  1,097  $  1,060
Europe                              258       258       287       285
South America                       313       292       274       244
Asia                                148       136       137       122
Surface Technologies                116       117       124       116
                               ---------------------------------------
   Total                       $  2,020  $  1,890  $  1,919  $  1,827
                               =======================================
OPERATING PROFIT
North America                  $    187  $    159  $    155  $    161
Europe                               60        62        71        66
South America                        55        51        49        42
Asia                                 24        23        23        21
Surface Technologies                  9        12        13        10
                               ---------------------------------------
   Total                       $    335  $    307  $    311  $    300
                               =======================================


(a) 2006 results include the effect of expensing stock options. The 2005 SFAS 123R Revised results include the pro-forma impact of expensing stock options and are comparable to the 2006 presentation. Non-GAAP measures, see Appendix.

(b) The third quarter 2005 includes the impact of a $92 million ($0.28 per diluted share) income tax charge for the repatriation of foreign earnings and other tax adjustments.

(c) Represents charge to earnings related to conditional asset retirement obligations.

(d) Non-GAAP measure, see Appendix.

(e) In 2006, Praxair changed its presentation of segment sales to reflect external sales only. Segment operating profit was not impacted. 2005 sales amounts have been reclassified to conform to current period presentation.


                    PRAXAIR, INC. AND SUBSIDIARIES
                               APPENDIX
                          NON-GAAP MEASURES
                     (Dollar amounts in millions)
                             (UNAUDITED)


Definitions of the following non-GAAP measures may not be comparable to similar definitions used by other companies. Praxair believes that
 (i) its debt-to-capital ratio is appropriate for measuring its financial leverage; (ii) its after-tax return on invested capital ratio is an appropriate measure for judging performance as it reflects the approximate after-tax profit earned as a percentage of investments by all parties in the business (debt, minority interests and shareholders' equity) and the adjusted ROC amount will help investors understand underlying performance on a comparable basis;
 (iii) its operating profit, net income and diluted EPS amounts that include pro-forma stock option expense in 2005 periods; (iv) and its adjusted net income and diluted EPS which reflect 2005 results adjusted to include stock option expense and exclude the impact of a third quarter $92 million income tax charge and accounting change, help investors understand underlying performance on a comparable basis.


                                               2006
                              ---------------------------------------
                               Year     Q4      Q3      Q2      Q1
Total Capital
-----------------------------
   Total debt                 $3,167  $3,167  $3,174  $3,454  $3,408
   Minority interests            222     222     209     203     207
   Shareholders' equity        4,554   4,554   4,494   4,269   4,125
                              ------- -------------------------------
      Total Capital           $7,943  $7,943  $7,877  $7,926  $7,740
                              ======= ===============================

Debt-to-Capital Ratio           39.9%   39.9%   40.3%   43.6%   44.0%
----------------------------- ======= ===============================


After-Tax Return on Capital
 (ROC)
-----------------------------

   Adjusted operating profit
    (a,c)                     $1,519    $393    $392    $382    $352
   Less: adjusted taxes (a,b)   (355)    (81)   (101)    (90)    (83)
   Less: tax benefit on
    interest expense             (41)    (10)    (10)    (11)    (10)
   Add: income from equity
    investments                   10       4       1       3       2
                              ------- -------------------------------
   Net operating profit
    after-tax (NOPAT)         $1,133    $306    $282    $284    $261

   Beginning capital          $7,551  $7,877  $7,926  $7,740  $7,551
   Ending capital             $7,943  $7,943  $7,877  $7,926  $7,740
   Average capital            $7,747  $7,910  $7,902  $7,833  $7,646

   ROC %                        14.6%    3.9%    3.6%    3.6%    3.4%

      ROC % (annualized)        14.6%   15.5%   14.3%   14.5%   13.7%
                              ======= ===============================



                                                2005
                               ---------------------------------------
                                Year     Q4      Q3      Q2      Q1
Total Capital
------------------------------
   Total debt                  $3,447  $3,447  $3,272  $3,327  $3,449
   Minority interests             202     202     225     225     221
   Shareholders' equity         3,902   3,902   3,873   3,821   3,651
                               ------- -------------------------------
      Total Capital            $7,551  $7,551  $7,370  $7,373  $7,321
                               ======= ===============================

Debt-to-Capital Ratio            45.6%   45.6%   44.4%   45.1%   47.1%
------------------------------ ======= ===============================


After-Tax Return on Capital
 (ROC)
------------------------------

   Adjusted operating profit
    (a,c)                      $1,253    $335    $307    $311    $300
   Less: adjusted taxes (a,b)    (270)    (76)    (68)    (60)    (66)
   Less: tax benefit on
    interest expense              (42)    (10)    (10)    (11)    (11)
   Add: income from equity
    investments                    15       4       2       5       4
                               ------- -------------------------------
   Net operating profit after-
    tax (NOPAT)                  $956    $253    $231    $245    $227

   Beginning capital           $7,358  $7,370  $7,373  $7,321  $7,358
   Ending capital              $7,551  $7,551  $7,370  $7,373  $7,321
   Average capital             $7,455  $7,461  $7,372  $7,347  $7,340

   ROC %                         12.8%    3.4%    3.1%    3.3%    3.1%

      ROC % (annualized)         12.8%   13.6%   12.5%   13.4%   12.4%
                               ======= ===============================


(a) Reported 2006 operating profit and taxes include the effect of expensing stock options while 2005 reported amounts do not. The 2005 operating profit and reported tax amounts have been adjusted to include the pro-forma impact of expensing stock options and are comparable to the 2006 presentation. See the following section "2005 FAS 123R Revised," for the calculation of these non-GAAP measures.

(b) The third quarter 2005 excludes the impact of a $92 million income tax charge for the repatriation of foreign earnings and other tax adjustments.

(c) The second quarter 2006 includes the impact of a $15 million benefit related to insurance recoveries which increased annualized ROC by 0.5% for that quarter.


                    PRAXAIR, INC. AND SUBSIDIARIES
                         APPENDIX, CONTINUED
                     NON-GAAP MEASURES, CONTINUED
         (Dollar amounts in millions, except per share data)
                             (UNAUDITED)

2005 SFAS 123R Revised Income Statement Amounts ("Revised")
----------------------------------------------------------------------

                     ------------------------ ------------------------
                        First Quarter 2005      Second Quarter 2005
                     ------------------------ ------------------------
                     Reported  Adj.   Revised Reported  Adj.   Revised
                                (a)                      (a)
                     -------- ------- ------- -------- ------- -------

Praxair Consolidated:
  Sales               $1,827  $    -  $1,827   $1,919  $    -  $1,919
  Cost of sales        1,109       -   1,109    1,167       -   1,167
  Selling, general
   and administrative    245      (9)    254      247     (10)    257
  Depreciation and
   amortization          162       -     162      163       -     163
  Research and
   development            20       -      20       19      (1)     20
  Other income
   (expense) - net        18       -      18       (1)      -      (1)
                     -------- ------- ------- -------- ------- -------
  Operating profit       309      (9)    300      322     (11)    311
  Interest expense -
   net                    42       -      42       41       -      41
                     -------- ------- ------- -------- ------- -------
  Income before
   income taxes          267      (9)    258      281     (11)    270
  Income taxes            69      (3)     66       64      (4)     60
                     -------- ------- ------- -------- ------- -------
                         198      (6)    192      217      (7)    210
  Minority interests      (7)      -      (7)     (13)      -     (13)
  Income from equity
   investments             4       -       4        5       -       5
                     -------- ------- ------- -------- ------- -------
  Income before
   accounting change     195      (6)    189      209      (7)    202
  Cumulative effect
   of accounting
   change                  -       -       -        -       -       -
                     -------- ------- ------- -------- ------- -------
  Net Income          $  195  $   (6) $  189   $  209  $   (7) $  202
                     ======== ======= ======= ======== ======= =======

  Per share data (b)
  Basic earnings per
   share              $ 0.60   (0.02) $ 0.58   $ 0.65   (0.02) $ 0.63
  Diluted earnings
   per share          $ 0.59   (0.02) $ 0.57   $ 0.63   (0.02) $ 0.61

Segment Operating
 Profit:
  North America       $  166      (5) $  161   $  161      (6) $  155
  Europe                  67      (1)     66       72      (1)     71
  South America           43      (1)     42       51      (2)     49
  Asia                    22      (1)     21       24      (1)     23
  Surface
   Technologies           11      (1)     10       14      (1)     13
                     -------- ------- ------- -------- ------- -------
  Total               $  309      (9) $  300   $  322     (11) $  311
                     ------------------------ ------------------------


                     Third Quarter 2005        Fourth Quarter 2005
                  ------------------------- -------------------------
                  Reported Adj. (a) Revised Reported Adj. (a) Revised
                  -------- -------- ------- -------- -------- -------

Praxair
 Consolidated:
  Sales            $1,890  $     -  $1,890   $2,020  $     -  $2,020
  Cost of sales     1,144       (1)  1,145    1,221        -   1,221
  Selling, general
   and
   administrative     243       (9)    252      252       (9)    261
  Depreciation and
   amortization       165        -     165      175        -     175
  Research and
   development         19        -      19       22       (1)     23
  Other income
   (expense) - net     (2)       -      (2)      (5)       -      (5)
                  -------- -------- ------- -------- -------- -------
  Operating profit    317      (10)    307      345      (10)    335
  Interest expense
   - net               40        -      40       40        -      40
                  -------- -------- ------- -------- -------- -------
  Income before
   income taxes       277      (10)    267      305      (10)    295
  Income taxes        163       (3)    160       80       (4)     76
                  -------- -------- ------- -------- -------- -------
                      114       (7)    107      225       (6)    219
  Minority
   interests           (8)       -      (8)      (9)       -      (9)
  Income from
   equity
   investments          2        -       2        4        -       4
                  -------- -------- ------- -------- -------- -------
  Income before
   accounting
   change             108       (7)    101      220       (6)    214
  Cumulative
   effect of
   accounting
   change               -        -       -       (6)       -      (6)
                  -------- -------- ------- -------- -------- -------
  Net Income       $  108  $    (7) $  101   $  214  $    (6) $  208
                  ======== ======== ======= ======== ======== =======

  Per share data
   (b)
  Basic earnings
   per share       $ 0.33    (0.02) $ 0.31   $ 0.68    (0.02) $ 0.66
  Diluted earnings
   per share       $ 0.33    (0.02) $ 0.31   $ 0.67    (0.02) $ 0.65

Segment Operating
 Profit:
  North America    $  165       (6) $  159   $  193       (6) $  187
  Europe               63       (1)     62       61       (1)     60
  South America        52       (1)     51       56       (1)     55
  Asia                 24       (1)     23       25       (1)     24
  Surface
   Technologies        13       (1)     12       10       (1)      9
                  -------- -------- ------- -------- -------- -------
  Total            $  317      (10) $  307   $  345      (10) $  335
                  ------------------------- -------------------------


                                                  Full Year 2005
                                             -------------------------
                                             Reported Adj. (a) Revised
                                             -------- -------- -------

Praxair Consolidated:
  Sales                                       $7,656  $     -  $7,656
  Cost of sales                                4,641       (1)  4,642
  Selling, general and administrative            987      (37)  1,024
  Depreciation and amortization                  665        -     665
  Research and development                        80       (2)     82
  Other income (expense) - net                    10        -      10
                                             -------- -------- -------
  Operating profit                             1,293      (40)  1,253
  Interest expense - net                         163        -     163
                                             -------- -------- -------
  Income before income taxes                   1,130      (40)  1,090
  Income taxes                                   376      (14)    362
                                             -------- -------- -------
                                                 754      (26)    728
  Minority interests                             (37)       -     (37)
  Income from equity investments                  15        -      15
                                             -------- -------- -------
  Income before accounting change                732      (26)    706
  Cumulative effect of accounting change          (6)       -      (6)
                                             -------------------------
  Net Income                                  $  726  $   (26) $  700
                                             ======== ======== =======

  Per share data (b)
  Basic earnings per share                    $ 2.26    (0.08) $ 2.18
  Diluted earnings per share                  $ 2.22    (0.08) $ 2.14

Segment Operating Profit:
  North America                               $  685  $   (23) $  662
  Europe                                         263       (4)    259
  South America                                  202       (5)    197
  Asia                                            95       (4)     91
  Surface Technologies                            48       (4)     44
                                             -------- -------- -------
  Total                                       $1,293  $   (40) $1,253
                                             -------------------------


(a) Pro-forma adjustments reflect the impact of expensing stock options and include a change in expense recognition related to full-retirement eligible employees (see Note 1 on page 47 of the 2005
 Annual Report.)

(b) Calculated on income before accounting change.


                    PRAXAIR, INC. AND SUBSIDIARIES
                         APPENDIX, CONTINUED
                     NON-GAAP MEASURES, CONTINUED
         (Dollar amounts in millions, except per share data)
                             (UNAUDITED)


                                  Quarter Ended        Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
Adjusted Net Income, Diluted
 EPS                             2006      2005      2006      2005
------------------------------ --------- --------- --------- ---------
     Reported income before
      accounting change        $    269  $    220  $    988  $    732
     Add: income tax charge           -         -         -        92
     Less: proforma stock
      option expense                  -        (6) $      -  $    (26)
                               --------- --------- --------- ---------
     Adjusted Net income       $    269  $    214  $    988  $    798
                               --------- --------- --------- ---------

     Percentage Increase             26%                 24%

     Diluted weighted average
      shares                    329,508   329,113   329,293   329,685

     Reported diluted earnings
      per share before
      accounting change        $   0.82  $   0.67  $   3.00  $   2.22
     Add: income tax charge    $      -  $      -  $      -  $   0.28
     Less: proforma stock
      option expense           $      -  $  (0.02) $      -  $  (0.08)
                               --------- --------- --------- ---------
     Adjusted diluted earnings
      per share before
      accounting change        $   0.82  $   0.65  $   3.00  $   2.42
                               --------- --------- --------- ---------

     Percentage Increase             26%                 24%


    CONTACT: Praxair, Inc.
             Media:
             Susan Szita Gore, 203-837-2311
             susan_szita-gore@praxair.com
             or
             Investors:
             Elizabeth Hirsch, 203-837-2354
             liz_hirsch@praxair.com